SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2003

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	33-105137	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events and Regulation FD Disclosure.

On December 9, 2003, ABX Air, Inc. (“ABX”) announced that it will issue an additional 5.77 million shares of common stock in connection with the recently completed tender offer by Airborne, Inc. for its outstanding convertible notes. A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by ABX on December 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE, INC.

Dated: December 9, 2003	By:	/s/ JOSEPH C. HETE

Joseph C. Hete
Chief Executive Officer and President